FIRST AMENDMENT TO EMPLOYMENT CONTRACT

THIS FIRST AMENDMENT TO EMPLOYMENT CONTRACT (this "First Amendment"), effective as of 7 March, 2018, is made and entered into by and between Trecora Resources, a Delaware corporation ("Company"), and Peter Loggenberg, PhD. ("Loggenberg").
WHEREAS, an Employment Contract (the "Agreement") was entered into by and between Company and Loggenberg effective as of October 1, 2014; and
WHEREAS, Company and Loggenberg now desire to amend such Agreement.
NOW, THEREFORE, in consideration of mutual covenants and agreements hereinafter set forth, Company and Loggenberg agree as follows:
1. Article I of the Agreement is deleted in its entirety and replaced with the following:
"ARTICLE I
EMPLOYMENT

Company hereby agrees to employ Loggenberg as its Chief Sustainability Officer, and Loggenberg hereby accepts such employment in accordance with the terms of this Agreement and the terms of employment applicable to regular employees of the Company.  In the event of any conflict or ambiguity between the terms of this Agreement and terms of employment applicable to regular employees, the terms of this Agreement shall control."
2. Article II of the Agreement is deleted in its entirety and replaced with the following:
"ARTICLE II
DUTIES OF LOGGENBERG

The duties of Loggenberg shall include the performance of all duties described in Exhibit "A," which is incorporated herein by this reference for all purposes, and such other duties and projects as may be assigned by a superior officer of Company, or the board of directors of the Company.  Loggenberg will not, during the term of this Agreement, directly or indirectly engage in any other business, either as an employee, employer, consultant, principal, officer, director, advisor, or in any other capacity, either with or without compensation, except for the excluded activities set forth in the Oct 1 2014 Agreement, without the prior written consent of Company.  In addition to the duties described herein, Loggenberg is authorized and directed to do the following:

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2.1 design, develop and implement corporate sustainability strategies to ensure business practices, products and services that: (a) address changing needs of customers by finding new applications and innovative solutions; (b) are compliant with applicable safety and environmental regulations; (c) are efficient, environmentally friendly and focused on cost improvement (energy use, water use, waste, etc.); (d) drive continuous improvement in all aspects of discovery; (e) add economic value to the Company through understanding/connecting all functional aspects and stakeholders for new opportunities; and (f) address working conditions of all stakeholders and have a positive impact on society;
2.2 using market input, initiate and drive annual research and development strategies and research and development budget in the areas of new product development, new technology applications, alternative materials sourcing, etc.;
2.3 identify and lead potential global chemical industry merger and acquisition targets that fit the Company's strategic objectives and assist with relevant due diligence;
2.4 promote and explain the Company's sustainability philosophy to internal and external audiences;
2.5 research, stay current and look for new opportunities within the specialty chemicals marketplace;
2.6 serve as an internal sustainability consultant to educate colleagues on emerging trends, programs and issues in sustainability;
2.7 monitor legislative and regulatory activity and communicate potential impact on Company operations;
2.8 evaluate and monitor effectiveness of sustainability programs;
2.9 indirectly supervise and assure collaboration between the various team members engaged in sustainability activities; and
2.10 perform other duties as assigned consistent with activities of a Chief Sustainability Officer.
3. Miscellaneous.  With the exception of those terms and conditions specifically modified and amended herein, the herein referenced October 1, 2014 Agreement shall remain in full force and effect in accordance with all its terms and conditions.  In the event of any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Agreement, the terms and provisions of this First Amendment shall supersede and control.

4. Counterparts.  This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement.  To facilitate execution of this First Amendment, the parties may execute and exchange facsimile counterparts of the signature pages and facsimile counterparts shall serve as originals.
IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed in multiple original counterparts, all as of the day and year first above written.
COMPANY:

TRECORA RESOURCES,
a Delaware corporation

By: /s/ Simon Upfill-Brown
       Simon Upfill-Brown,
       its President and CEO

LOGGENBERG:

/s/ Peter M. Loggenberg
Peter Loggenberg

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